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                                                           EXHIBIT 23.1



                     CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-28737) and Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 33-82662) and related Prospectus and Prospectus Supplement of Ultramar Diamond Shamrock Corporation for the registration of up to $900,000,000 Senior Debt Securities of Ultramar Diamond Shamrock Corporation, up to $850,000,000 Senior Debt Securities and Common Stock of Ultramar Diamond Shamrock Corporation, up to $850,000,000 Trust Preferred Securities of UDS Capital I and UDS Capital II, up to $850,000,000 of Partnership Preferred Securities of UDS Funding I, L.P. and UDS Funding II, L.P. and $150,000,000 Trust Preferred Securities of UDS Capital I and to the incorporation by reference therein of our report dated February 7, 1997 with respect to the consolidated financial statements and schedule of Ultramar Diamond Shamrock Corporation (formerly Ultramar Corporation) included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                      /s/ ERNST & YOUNG LLP

San Antonio, Texas
June 16, 1997